Exhibit 99.1

The ONE Group Reports Fourth Quarter and Full Year 2021 Financial Results

Achieves All-Time Record for Quarterly and Annual Revenues and Adjusted EBITDA

Consolidated Comparable Sales Increased 49.8% for the Fourth Quarter and 34.2% for 2021 Compared to 2019

Denver, CO – (BUSINESS WIRE) – March 14, 2022 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the fourth quarter and year ended December 31, 2021.

Highlights for the fourth quarter ended December 31, 2021 compared to the same period in 2020 are as follows:

●	Total GAAP revenues increased 86.8% to $84.1 million from $45.0 million;
●	GAAP net income attributable to The ONE Group was $5.8 million, or $0.17 net income per share ($0.24 adjusted net income per share)****, compared to GAAP net loss of $4.5 million, or $0.15 net loss per share ($0.04 adjusted net loss per share)****;
●	Restaurant Operating Profit*** increased 440 basis points to 20.4% of Owned Restaurant Net Revenue; and
●	Adjusted EBITDA** increased 220.6% to $13.3 million from $4.1 million.

Highlights for the full year ended December 31, 2021 compared to the same period in 2020 are as follows:

●	Total GAAP revenues increased 95.3% to $277.2 million from $141.9 million;
●	GAAP net income attributable to The ONE Group was $31.3 million, or $0.93 net income per share ($0.59 adjusted net income per share)****, compared to GAAP net loss of $12.8 million, or $0.44 net loss per share ($0.19 adjusted net loss per share)****;
●	Restaurant Operating Profit*** increased 840 basis points to 19.8% of Owned Restaurant Net Revenue; and
●	Adjusted EBITDA** increased 346.7% to $42.7 million from $9.6 million.

Comparable sales* for 2021 compared to 2019 periods:

●	For the fourth quarter:
o	Consolidated comparable sales* increased 49.8%;
o	Comparable sales* for STK increased 60.0%; and
o	Comparable sales* for Kona Grill increased 38.2%.
●	For the full year:
o	Consolidated comparable sales* increased 34.2%;
o	Comparable sales* for STK increased 45.1%; and
o	Comparable sales* for Kona Grill increased 23.2%.

“We delivered impressive results in 2021 characterized by record-setting revenue, robust comparable sales growth compared to both 2020 and 2019, and a significant increase in profitability driven by restaurant margins of nearly 20% and record setting management, license and incentive fee revenue. All of this despite the unprecedented challenges across the industry. Our success last year is attributable to the incredible efforts of our team members who provide unforgettable and exceptional VIBE dining experiences to our loyal guests. We are so proud and appreciative of their hard work in fulfilling our mission to be the best restaurants in every market we operate,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

Hilario continued, “Throughout 2021, we opened seven new venues and are extremely pleased with their performance. In 2022, our development pipeline is even larger as we plan to open at least nine new venues. We estimate that the overall addressable market for our brands is over 200 STKS and 200 Kona Grills, and we believe we are in the early stages of a long-term growth story with significant whitespace ahead of us based upon compelling, best in class returns. We are confident that we have the strategies in place to be a differentiated leader in the upscale and polished casual segments and to create long term value for all of our shareholders.”

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-months. This measure includes total revenue from our owned and managed locations. Two-year comparable sales relate to the comparison of comparable sales for the period 10/1/2021––12/31/2021 to the period 10/1/2019––12/31/2019, and for the period 1/1/2021-12/31/2021 to the period 1/1/2019––12/31/2019. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions; the Company has presented two-year comparable sales to illustrate how sales at its restaurant base before the COVID-19 pandemic compare to sales as COVID-19 restrictions have eased and the Company has reopened in-person dining.

** Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses including incremental costs related to COVID-19, stock-based compensation and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted EBITDA in this release.

***Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Operating income (Loss) to Restaurant Operating Profit in this release.

****Adjusted Net Income (Loss). We define Adjusted Net Income as net income before gains on CARES Act Loan forgiveness, COVID-19 costs, lease termination expenses, one-time stock-based compensation and the income tax effect of the adjustment. Adjusted Net Income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income (Loss) to Adjusted Net Income in this release.

Fourth Quarter 2021 Financial Results

Total GAAP revenues increased $39.1 million, or 86.8%, to $84.1 million in the fourth quarter of 2021 from $45.0 million in the fourth quarter of 2020.

Total owned restaurant net revenues increased $35.7 million, or 81.7%, to $79.4 million in the fourth quarter of 2021 from $43.7 million in the fourth quarter of 2020. The increase was due to strong sales as state and local governments eased seating capacity restrictions in the markets in which we operate, coupled with strong execution of our sales initiatives. Consolidated comparable sales* increased 49.8% from the fourth quarter of 2019. On a two-year basis, STK comparable sales increased 60.0% while Kona Grill comparable sales increased 38.2%.

Management, license and incentive fee revenues increased $3.4 million, or 262.0%, to $4.6 million in the fourth quarter of 2021 compared to $1.3 million in the fourth quarter of 2020. The increase was the result of local governments easing seating capacity restrictions in the markets in which we operate, coupled with the opening of two managed STKs, one licensed STK, and three managed F&B venues during 2021.

Restaurant Operating Profit*** increased to $16.2 million and represented 20.4% of Company-owned restaurant net revenues in the fourth quarter of 2021 compared to $7.0 million and 16.0% of Company-owned restaurant net revenues in the fourth quarter of 2020. The improvement was primarily driven by higher sales and strong management of operating costs coupled with menu development and optimization as restaurants re-opened. STK Restaurant operating profit was $11.1 million and represented 24.8% of Company-owned restaurant net revenues compared to 18.3% in the prior year. Kona Grill operating profit was $5.1 million and represented 14.9% of Company-owned restaurant net revenues compared to 11.9% in the prior year.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the fourth quarter of 2021 was $5.8 million, or $0.17 per share, compared to GAAP net loss of $4.5 million, or $0.15 net loss per share, in the fourth quarter of 2020.

Adjusted Net Income**** attributable to The ONE Group Hospitality, Inc. in the fourth quarter of 2021 was $8.2 million, or $0.24 per share, compared to adjusted net loss of $1.2 million, or $0.04 net loss per share, in the fourth quarter of 2020.

Adjusted EBITDA** increased to $13.3 million in the fourth quarter of 2021 from $4.1 million in the fourth quarter of 2020.

Fiscal 2021 (Full Year) Financial Results

Total GAAP revenues increased $135.2 million, or 95.3%, to $277.2 million in 2021 from $141.9 million in 2020.

Total owned restaurant net revenues increased $127.8 million, or 93.5%, to $264.4 million in 2021. The increase was primarily attributable to strong sales as state and local governments eased COVID-19 seating capacity restrictions in markets where we operate combined with strong execution of our sales initiatives. Consolidated comparable sales* increased 34.2% compared to 2019. On a two-year basis, STK comparable sales increased 45.1% while Kona Grill comparable sales increased 23.2%.

Management, license and incentive fee revenues increased $7.4 million, or 139.9%, to $12.8 million in 2021 compared to $5.3 million in 2020. The increase was the result of local governments easing seating capacity restrictions in the markets in which we operate, coupled with the opening of two managed STKs, one licensed STK and three managed F&B venues during 2021.

Restaurant Operating Profit*** increased to $52.4 million and represented 19.8% of Company-owned restaurant net revenues in 2021 compared to $15.6 million and 11.4% of Company-owned restaurant net revenues in 2020. The improvement was primarily driven by higher sales and strong management of operating costs coupled with menu development and optimization as restaurants re-opened. STK Restaurant operating profit was $34.6 million and represented 24.7% of Company-owned restaurant net revenues compared to 13.1% in the prior year. Kona Grill operating profit was $17.8 million and represented 14.4% of Company-owned restaurant net revenues compared to 10.4% in the prior year.

GAAP net income attributable to The ONE Group Hospitality, Inc. in 2021 was $31.3 million, or $0.93 per share, compared to GAAP net loss of $12.8 million, or $0.44 net loss per share, in 2020. 2021 net income included a $18.5 million gain on CARES Act Loan forgiveness.

Adjusted Net Income**** attributable to The ONE Group Hospitality, Inc. in 2021 was $19.8 million, or $0.59 per share, compared to adjusted net loss of $5.6 million, or $0.19 net loss per share, in the fourth quarter of 2020.

Adjusted EBITDA** increased to $42.7 million in 2021 from $9.6 million in 2020.

As of December 31, 2021, the Company had $23.6 million in cash and cash equivalents, $24.8 million in term loan debt, and $10.6 million available on its revolving credit facility.

Restaurant Development

The table below reflects the restaurants added in 2021:

Location	Type	Opening Date
STK Scottsdale, AZ	Domestic Managed STK	January 4, 2021
STK Los Cabos Airport – Mexico	International Licensed STK	May 1, 2021
Bao Yum – London – Westminster, UK	International Managed F&B Venue	May 4, 2021
Curio Hotel – London – Westminster, UK	International Managed F&B Venue	May 4, 2021
STK London – Westminster, UK	International Managed STK	June 4, 2021
STK Bellevue, WA	Domestic Company STK	July 21, 2021
Rivershore Bar & Grill, OR	Domestic Managed Restaurant Venue	August 16, 2021

In 2022, the Company intends to open six new STK and F&B venues and three to five Kona Grill locations. There are currently two Company-owned STK restaurants (San Francisco, CA and Dallas, TX), two Company-owned Kona Grill restaurant (Riverton, UT and Columbus, OH) and one managed STK restaurant (Stratford, UK) under construction. The Company has also entered into an agreement with REEF Kitchens to open three takeout and delivery venues featuring items from three of The ONE Group’s brands – STK, Kona Grill and Bao Yum.

Preliminary First Quarter 2022 Targets

The Company is increasing its revenue target and reiterating its G&A target for the first quarter 2022:

●	Total GAAP revenues of approximately $69.0 million to $70.2 million;
o	Owned restaurant net revenue of $66.0 million to $67.0 million;
o	Management, license and incentive fee revenue of $3.0 million to $3.2 million; and
●	Total G&A of approximately $6.5 million.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 8:30AM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-201-493-6780. A replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 13727833. The replay will be available until March 28, 2022.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with 23 restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.
●	Kona Grill, a polished casual, bar-centric grill concept with 24 restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating 13 venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) the effects of the COVID-19 pandemic on our business, including government restrictions on our ability to operate our restaurants and changes in customer behavior, and our ability to hire employees; (2) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (3) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (4) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except earnings per share and related share information)

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Revenues:	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue	$79,422	$43,710	$264,404	$136,618
Management, license and incentive fee revenue	4,645	1,283	12,774	5,325
Total revenues	84,067	44,993	277,178	141,943
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	20,543	10,646	67,468	34,024
Owned restaurant operating expenses	42,647	26,051	144,529	87,042
Total owned operating expenses	63,190	36,697	211,997	121,066
General and administrative (including stock-based compensation of $806, $456, $3,618 and $1,773 for the quarters and years ended December 31, 2021 and 2020, respectively)	8,300	4,689	25,573	13,922
Depreciation and amortization	3,024	2,509	10,790	10,114
COVID-19 related expenses	2,045	1,733	5,821	5,492
Transaction costs	29	—	160	1,109
Lease termination expenses	1,560	2,862	1,912	3,315
Agreement restructuring expenses	9	452	503	452
Pre-opening expenses	195	133	1,037	178
Other income, net	—	(1)	—	(11)
Total costs and expenses	78,352	49,074	257,793	155,637
Operating income (loss)	5,715	(4,081)	19,385	(13,694)
Other (income) expenses, net:
Interest expense, net of interest income	517	1,679	3,780	5,329
Loss on early debt extinguishment	—	—	600	—
Gain on CARES Act Loan Forgiveness	—	—	(18,529)	—
Total other (income) expenses, net	517	1,679	(14,149)	5,329
Income (loss) before provision (benefit) for income taxes	5,198	(5,760)	33,534	(19,023)
Provision (benefit) for income taxes	(602)	(1,170)	1,586	(5,400)
Net income (loss)	5,800	(4,590)	31,948	(13,623)
Less: net income (loss) attributable to noncontrolling interest	27	(111)	600	(798)
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$5,773	$(4,479)	$31,348	$(12,825)
Currency translation gain (loss)	44	28	1	5
Comprehensive income (loss) attributable to The One Group Hospitality, Inc.	$5,817	$(4,451)	$31,349	$(12,820)

Net income (loss) attributable to The ONE Group Hospitality, Inc. per share:
Basic net income (loss) per share	$0.18	$(0.15)	$1.01	$(0.44)
Diluted net income (loss) per share	$0.17	$(0.15)	$0.93	$(0.44)

Shares used in computing basic income (loss) per share	32,118,747	29,066,009	31,155,224	28,909,963
Shares used in computing diluted income (loss) per share	34,322,390	29,066,009	33,794,344	28,909,963

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Revenues:
Owned restaurant net revenue	94.5%	97.1%	95.4%	96.2%
Management, license and incentive fee revenue	5.5%	2.9%	4.6%	3.8%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	25.9%	24.4%	25.5%	24.9%
Owned restaurant operating expenses (1)	53.7%	59.6%	54.7%	63.7%
Total owned operating expenses (1)	79.6%	84.0%	80.2%	88.6%
General and administrative (including stock-based compensation of 1.0%, 1.0%, 1.3% and 1.2% for the quarters and years ended December 31, 2021 and 2020, respectively)	9.9%	10.4%	9.2%	9.8%
Depreciation and amortization	3.6%	5.6%	3.9%	7.1%
COVID-19 related expenses	2.4%	3.9%	2.1%	3.9%
Transaction costs	0.0%	—%	0.1%	0.8%
Lease termination expenses	1.9%	6.4%	0.7%	2.3%
Agreement restructuring expenses	0.0%	1.0%	0.2%	0.3%
Pre-opening expenses	0.2%	0.3%	0.4%	0.1%
Other income, net	—%	(0.0)%	—%	—%
Total costs and expenses	93.2%	109.1%	93.0%	109.6%
Operating income (loss)	6.8%	(9.1)%	7.0%	(9.6)%
Interest expense, net of interest income	0.6%	3.7%	1.4%	3.8%
Loss on early debt extinguishment	—%	—%	0.2%	—%
Gain on CARES Act Loan Forgiveness	—%	—%	(6.7)%	—%
Total other (income) expenses, net	0.6%	3.7%	(5.1)%	3.8%
Income (loss) before provision (benefit) for income taxes	6.2%	(12.8)%	12.1%	(13.4)%
Provision (benefit) for income taxes	(0.7)%	(2.6)%	0.6%	(3.8)%
Net income (loss)	6.9%	(10.2)%	11.5%	(9.6)%
Less: net income (loss) attributable to noncontrolling interest	0.0%	(0.2)%	0.2%	(0.6)%
Net income (loss) attributable to The ONE Group Hospitality, Inc.	6.9%	(10.0)%	11.3%	(9.0)%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	December 31,	December 31,
	2021	2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$23,614	$24,385
Accounts receivable	11,356	5,777
Inventory	3,915	2,490
Other current assets	3,666	1,348
Due from related parties	376	376
Total current assets	42,927	34,376

Property and equipment, net	69,638	67,344
Operating lease right-of-use assets	85,395	80,960
Deferred tax assets, net	12,313	13,226
Intangibles, net	15,505	16,313
Other assets	3,199	2,446
Security deposits	858	904
Total assets	$229,835	$215,569

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,094	$7,404
Accrued expenses	23,155	15,684
Deferred license revenue	90	207
Deferred gift card revenue and other	2,029	1,990
Current portion of operating lease liabilities	5,396	4,817
Current portion of CARES Act Loans	—	10,057
Current portion of long-term debt	500	588
Total current liabilities	42,264	40,747

Deferred license revenue, long-term	298	953
Operating lease liabilities, net of current portion	103,616	98,569
CARES Act Loans, net of current portion	—	8,257
Long-term debt, net of current portion	23,132	45,064
Total liabilities	169,310	193,590

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 32,138,396 and 29,083,183 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Treasury stock, 12,634 shares and 0 shares at December 31, 2021 and December 31, 2020, respectively	(37)	—
Additional paid-in capital	53,244	46,538
Retained earnings (accumulated deficit)	10,632	(20,716)
Accumulated other comprehensive loss	(2,645)	(2,646)
Total stockholders’ equity	61,197	23,179
Noncontrolling interests	(672)	(1,200)
Total equity	60,525	21,979
Total liabilities and equity	$229,835	$215,569

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Adjusted Net Income (Loss).

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$79,422	$43,710	$264,404	$136,618
Management, license and incentive fee revenue	4,645	1,283	12,774	5,325
GAAP revenues	$84,067	$44,993	$277,178	$141,943

Food and beverage sales from managed units (1)	34,672	9,913	99,391	45,909

Total food and beverage sales at owned and managed units	$114,094	$53,623	$363,795	$182,527

(1)	Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Same Store Sales measure for 2020 and 2021:

	2020				2021				2021 vs. 2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
US STK Owned Restaurants	(12.9)%	(79.7)%	(20.6)%	(16.4)%	38.6%	715.0%	136.0%	107.8%	17.9%	66.5%	72.0%	60.7%
US STK Managed Restaurants	(12.5)%	(85.3)%	(31.9)%	(32.2)%	(19.5)%	764.6%	116.5%	133.3%	(30.7)%	26.8%	47.4%	58.2%
US STK Total Restaurants	(12.8)%	(81.4)%	(24.2)%	(20.7)%	20.8%	725.7%	130.6%	113.5%	1.9%	54.3%	63.8%	60.0%
Kona Grill Total Restaurants	(15.5)%	(52.8)%	(7.3)%	(8.0)%	26.6%	160.6%	36.8%	50.2%	4.6%	23.0%	26.9%	38.2%
Combined Same Store Sales	(14.1)%	(66.7)%	(15.6)%	(14.8)%	23.5%	324.1%	78.9%	82.7%	3.3%	38.0%	44.7%	49.8%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, COVID-19 related expense and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Net income (loss) attributable to The ONE Group Hospitality, Inc.	$5,773	$(4,479)	$31,348	$(12,825)
Net income (loss) attributable to noncontrolling interest	27	(111)	600	(798)
Net income (loss)	5,800	(4,590)	31,948	(13,623)
Interest expense, net of interest income	517	1,679	3,780	5,329
Provision (benefit) for income taxes	(602)	(1,170)	1,586	(5,400)
Depreciation and amortization	3,024	2,509	10,790	10,114
EBITDA	8,739	(1,572)	48,104	(3,580)
COVID-19 related expenses	2,045	1,733	5,821	5,492
Transaction costs (1)	29	—	160	1,109
Stock-based compensation	806	456	3,618	1,773
Lease termination expense (2)	1,560	2,862	1,912	3,315
Agreement restructuring expense	9	452	503	452
Pre-opening expenses	195	133	1,037	178
Non-cash rent (3)	(13)	33	(32)	300
Gain n CARES Act Loan forgiveness	—	—	(18,529)	—
Loss on early debt extinguishment	—	—	600	—
Adjusted EBITDA	13,370	4,097	43,194	9,039
Adjusted EBITDA attributable to noncontrolling interest	100	(42)	507	(517)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$13,270	$4,139	$42,687	$9,556

(1)	Primarily transaction and integration costs incurred with the Kona Grill acquisition and subsequent integration activities.
(2)	Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.
(3)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of operations and comprehensive income.

Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses.

We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income (loss) to Restaurant Operating Profit for the period indicated (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Operating income (loss) as reported	$5,715	$(4,081)	$19,385	$(13,694)
Management, license and incentive fee revenue	(4,645)	(1,283)	(12,774)	(5,325)
General and administrative	8,300	4,689	25,573	13,922
Depreciation and amortization	3,024	2,509	10,790	10,114
COVID-19 related expenses	2,045	1,733	5,821	5,492
Agreement restructuring expenses	9	452	503	452
Pre-opening expenses	195	133	1,037	178
Lease termination expense	1,560	2,862	1,912	3,315
Transaction costs	29	—	160	1,109
Other income, net	—	(1)	-	(11)
Restaurant Operating Profit	$16,232	$7,013	$52,407	$15,552
Restaurant Operating Profit as a percentage of owned restaurant net revenue	20.4%	16.0%	19.8%	11.4%

Restaurant Operating Profit by brand is as follows (in thousands):

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
STK restaurant operating profit (Company owned)	$11,140	$3,665	$34,598	$7,347
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	24.8%	18.3%	24.7%	13.1%
Kona Grill restaurant operating profit	$5,092	$2,706	$17,785	$8,175
Kona Grill restaurant operating profit as a percentage of Kona Grill revenue	14.9%	11.9%	14.4%	10.4%

Adjusted Net Income (Loss). We define Adjusted Net Income as net income before gains on CARES Act Loan forgiveness, COVID-19 costs, lease termination, one-time stock-based compensation and acceleration and the income tax effect of the adjustment.

We believe that Adjusted Net Income is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted Net Income is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted Net Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	For the three months ended December 31,		For the year ended December 31,
	2021	2020	2021	2020
Net income (loss) attributable to The One Group Hospitality, Inc.	$5,773	$(4,479)	$31,348	$(12,825)
Adjustments
Gain on CARES Act Loan Forgiveness	—	—	(18,529)	—
COVID-19 related expenses	2,045	1,733	5,821	5,492
Accelerated stock compensation	—	—	485	—
Loss on early debt extinguishment	—	—	600	—
Lease termination expenses	1,560	2,862	1,912	3,315
Adjusted net income before income taxes	9,378	116	21,637	(4,018)
Income tax effect on adjustments(1)	(1,101)	(1,305)	(1,852)	(1,560)
Adjusted net income (loss) attributable to The One Group Hospitality, Inc.	$8,277	$(1,189)	$19,785	$(5,578)

Adjusted net income (loss) per share: Basic	$0.26	$(0.04)	$0.64	$(0.19)
Adjusted net income (loss) per share: Diluted	$0.24	$(0.04)	$0.59	$(0.19)

Shares used in computing basic income (loss) per share	32,118,747	29,066,009	31,155,224	28,909,963
Shares used in computing diluted income (loss) per share	34,322,390	29,066,009	33,794,344	28,909,963

(1)	Reflects the tax expense associated with the adjustments for the three and twelve months ended December 31, 2021 and December 31, 2020. The Company uses its effective tax rate for the current year and the previous year.